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                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
SNAP! LLC:

We consent to incorporation by reference in the registration statement on Form S-3 of CNET, Inc., of our report dated June 18, 1999, relating to the balance sheets of SNAP! LLC as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 1998, and to the references to our firm under the heading "Experts" in the registration statement.

                                                  /s/ KPMG LLP

San Francisco, California
November 10, 1999